                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the ___ day of June, 2005 by and between Roger
Staggs, residing at ________________ (hereinafter referred to as the "Employee")
and RS STAFFING SERVICES, INC., a Georgia corporation with principal offices located at 533 Plaza Drive, Monroe, GA 30655 (hereinafter referred to as the
"Company").

                              W I T N E S S E T H :

         WHEREAS, the Company is engaged in the business of contract staffing and specializes in administrative, professional, medical, technical and consulting staffing, including staffing provided to the United States General
Administrative Services department and the Department of Veterans
Administration;

         WHEREAS, pursuant to the terms of a Stock Purchase Agreement dated as of May 26, 2005 (the "Acquisition Agreement"), by and among the Company, the shareholders of the Company named therein and TeamStaff, Inc., a New Jersey corporation ("TeamStaff"), all of the outstanding capital stock of the Company has been acquired by TeamStaff;

         WHEREAS, it is a condition to the Acquisition Agreement that the
Company and the Employee enter into this Agreement and that the Company continue to employ the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

         WHEREAS, the Employee desires to be employed with the Company, pursuant to the terms and conditions herein set forth.

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                EMPLOYMENT/DUTIES

         1.1   Subject to and upon the terms and conditions of this Agreement, the Company hereby employs the Employee, and the Employee hereby accepts such employment in his capacity as President of the Company.

         1.2   The Employee shall, during the term of his employment with the
Company, and subject to the direction and control of the Chairman of the Company and the Chief Executive Officer of Teamstaff ("Executive Management"), perform such duties and functions as he may be

called upon to perform during the term of this Agreement.

         1.3   The Employee agrees to devote his full business time to the performance of his duties for the Company. It shall not be a violation of this
Agreement for the Employee to (i) serve on corporate, civil or charitable boards or committees and (ii) manage personal investment so long as such activities do not significantly interfere with the performance of the Employee's duties in accordance with this Agreement.

         1.4   The Employee shall perform, in conjunction with the Company's
Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

               (i)    Those duties attendant to the position with the
                      Company for which he is hired;

               (ii)   Establish and implement current and long range
                      objectives, plans, and policies, subject to the
                      approval of the Executive Management;

               (iii)  Promotion of the relationships of the Company and its subsidiaries with their respective employees,
                      customers, suppliers and others in the business
                      community.

         1.5   Employee shall be based in the Monroe, Georgia and shall
undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company and the performance of his duties.

                                   ARTICLE II
                                  COMPENSATION

         2.1   Commencing the date hereof and during the term hereof, Employee shall be compensated at the rate of $150,000 per annum, (the "Base Salary"), which shall be paid to Employee as in accordance with the Company's regular payroll periods.

         2.2   Employee may be entitled to receive a discretionary bonus (the
"Bonus") in accordance with the determination of the Company's Board of
Directors

         2.3   The Company shall deduct from Employee's compensation all
federal, state, and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE III
                                    BENEFITS

         3.1   During the term hereof, the Company shall: provide Employee with group health care and insurance benefits, any long-term disability insurance programs and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs as generally made available to the
Company's and TeamStaff's senior management; and reimburse the Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Employee on behalf of the Company in accordance with the
Company's policies.

         3.2   For each year of the term hereof, Employee shall be entitled to 4 weeks paid vacation on the same basis as other senior management of the Company and TeamStaff and any unused vacation up to the a maximum of 4 weeks will be paid by the Company in addition to the regular salary at the annual rate in effect during the period of this Agreement.

                                   ARTICLE IV
                                 NON-DISCLOSURE

         4.1   The Employee shall not, at any time during the term of this
Agreement or for a period of two (2) years after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's or its affiliates' business, finances, marketing, insurance arrangements, computerized payroll and accounting business, personnel and/or employee leasing or staffing businesses of the Company and its affiliates, including non public information relating to any customer of the
Company or pool of temporary employees, terms of contracts, customer pricing or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this
Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, provided however that
Employee shall have no obligation with respect to any such information which:

               (i)    was generally known to the public prior to the disclosure;

               (ii)   is or becomes publicly known through no wrongful act of
                      the Employee; or

               (iii)  is received by a third party without breach of this
                      Agreement or any other obligation to maintain the
                      confidentiality of such information;

               (iv)   is approved for release by written authorization of the
                      Company.

The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

                                    ARTICLE V
                              RESTRICTIVE COVENANT

         5.1   In the event of the voluntary termination of employment with the
Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article VIII, or the expiration of the term hereof without renewal, Employee agrees that he will not, for a period of three (3) years following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business
(whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), and such business is involved in the businesses in which the Company is engaged in as of the date of termination, or is otherwise engaged in the same or similar business as the Company shall be engaged, , during the tenure of
Employee's employment by the Company. Notwithstanding the foregoing, the ownership by Employee of less than 2% percent of the shares of any publicly held corporation shall not violate the provisions of this Article V.

         5.2   In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any computerized payroll, employee leasing, or permanent or temporary personnel business, or any business similar to the business in which the Company was engaged, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

         5.3   In the event of a default pursuant to the Note (as defined in the
Acquisition Agreement dated the 26th day of May, 2005, and attached hereto, the provisions of this Article IV shall not apply to Employee, and Employee shall be entitled to directly or indirectly (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise) operate a business to service any contracts which may be assigned to Employee following a default under the
Note, and Employee may solicit any customer of the Company with respect to any contract which is assigned to Employee as a result of such default in the Note.

         5.4   If any court shall hold that the duration of non-competition or any other restriction contained in this Article is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                   ARTICLE VI
                                      TERM

         6.1   This Agreement shall be for a term of one (1) year commencing on the date hereof unless sooner terminated as provided in Section 8 hereof (the
"Expiration Date").

                                   ARTICLE VII
                             DISABILITY DURING TERM

         7.1   In the event Employee becomes totally disabled so that he is unable or prevented from performing of the essential functions of his usual duties hereunder for a period of 6 consecutive months or 6 months within any one year period, the Company shall have the option, in its discretion to terminate this Agreement without further obligation hereunder.

                                  ARTICLE VIII
                                   TERMINATION

         8.1   The Company may terminate this Agreement:

               a.   Upon the death of Employee during the term hereof, except
that the Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and special bonus compensation on a pro rata basis.

               b.   Subject to the terms of Article VIII, upon written notice
from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of 6months or for 6 months in any one year period.

               c.   Upon written notice from the Company to the Employee, at
any time for "Cause." For purposes of this Agreement, "Cause" shall be defined as: (i) willful disobedience by the Employee of a material and lawful instruction of the Executive Management; (ii) conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony;
(iii) breach by the Employee of any material provision of this Agreement or any material provisions of the Company's or TeamStaff's employment manual or code of ethics applicable to all employees; (iv) conduct amounting to fraud, dishonesty, gross negligence or willful misconduct, recurring insubordination, inattention to or unsatisfactory performance of

duties by Employee which adversely and materially affects the operations of the
Company, is done in bad faith and without a reasonable belief that such act or failure to act was in the best interests of the Company; or (v) violation of any state or federal securities or employee labor laws or regulations relating to sexual harassment or discrimination, as determined in good faith by the Board of
Directors or a governmental entity or court of law and which adversely and materially affects the operations of the Company, or (vi) refusal by the
Employee to comply with or cooperate with any Company internal investigation or investigation commenced by a governmental agency; provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (i), (iii), (iv) or (v) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within 30 days after his receipt of such notice.

         8.2   Employee may terminate this agreement at any time upon 10 days notice with or without cause.

         8.3   In the event of the termination of this Agreement and the
discharge of Employee by the Company in breach and violation of this Agreement,
Employee shall not be obligated to mitigate damages by seeking or obtaining alternate employment.

         8.4   In the event of the termination of this Agreement for any reason, all rights and obligations of the parties provided herein shall immediately cease except for those provisions contained in Articles 4 and 8.1(a) hereof.

                                   ARTICLE IX
                         TERMINATION OF PRIOR AGREEMENTS

         9.1   This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties concerning the subject matter hereof, whether oral or written, prior to the effective date of this Agreement.

                                    ARTICLE X
                         ARBITRATION AND INDEMNIFICATION

         10.1  Any dispute arising out of the interpretation, application, and/
or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles IV or V hereof shall be settled through final and binding arbitration before a single arbitrator in Atlanta, Georgia in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate and/or employment law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties. With respect to and dispute or claim arising under Articles IV or V herein, the Company shall have the right to bring suit or seek enforcement of its rights thereunder in any court of competent jurisdiction.

         10.2  The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent legally permitted or authorized by the Company's Articles of incorporation or
Bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Georgia against all cost, expense, liability and loss
(including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith . The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company, provided such insurance can be obtained without unreasonable expense.

                                   ARTICLE XI
                                  SEVERABILITY

         11.1  If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XII
                                     NOTICE

         12.1  All notices required to be given under the terms of this
Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee either (i) in person, or (ii) mailed by United
States Postal certified mail, return receipt requested, or (iii) by overnight courier service as follows:

               IF TO THE COMPANY:

               RS Staffing Services, Inc.
               c/o 300 Atrium Drive
               Somerset, NJ 08873
               Attn: Chairman

               IF TO THE EMPLOYEE:

               Roger Staggs

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Notice shall be effective either when received under clauses (i) or (iii) or five (5) days after delivery by certified mail.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1  This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

         13.2. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

         13.3. This Agreement has been negotiated and executed in the State of
Georgia and the laws of the State of Georgia shall govern its construction and validity.

         13.4  This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.

         13.5  Each of the Company and Employee has been represented by their own separate counsel. Employee hereby expressly acknowledges that he has been advised that he has not been represented by the Company's counsel in this matter and has been advised and urged to seek

separate legal counsel for advice in this matter.

         13.6. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

         13.7. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their signatures effective the day and year first above written.

                                    RS STAFFING SERVICES, INC.

                                    By:
                                       ----------------------------------
                                    Name:
                                    Title:

                                    EMPLOYEE

                                    -------------------------------------
                                    Roger Staggs